UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2012

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On November 7, 2012, Kennametal Inc., a Pennsylvania corporation (“Kennametal” or the “Company”), completed the public offer and sale of $400,000,000 aggregate principal amount of its 2.650% Senior Notes due 2019 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discount and the estimated offering expenses payable by Kennametal, are approximately $396,113,000 million. Kennametal intends to use the proceeds to repay outstanding indebtedness under its credit facility and an uncommitted line of credit. Any proceeds from the offering of notes in excess of its outstanding indebtedness under its credit facility and an uncommitted line of credit will be used for general corporate purposes.

The Notes were issued pursuant to an Indenture dated February 14, 2012 (the “Base Indenture”) between Kennametal and U.S. Bank National Association (“U.S. Bank”), as trustee, as supplemented by the Second Supplemental Indenture dated November 7, 2012 (the “Second Supplemental Indenture”) between Kennametal and U.S. Bank, as trustee. Kennametal may issue additional debt securities from time to time pursuant to the Base Indenture.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which and the form of the Note are filed as Exhibits 4.4 and 4.5, respectively, to this report on Form 8-K, and are incorporated herein by reference into the Registration Statement No. 333-184617 (the “Registration Statement”).

Item 2.03.	Creation of Direct Financial Obligation.

The information set forth in Item 1.01 above with respect to the Notes, the Base Indenture and the Second Supplemental Indenture is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events

The Notes were sold pursuant to an Underwriting Agreement dated November 2, 2012 (the “Underwriting Agreement”) by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and, as representative of the several underwriters named in Schedule 1 thereto (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and covenants by Kennametal. It also provides for customary indemnification by each of Kennametal and the Underwriters against certain liabilities and customary contribution provisions with respect of those liabilities.

From time to time, in the ordinary course of their respective businesses, certain of the Underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with Kennametal and its affiliates.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 1.1, to this report on Form 8-K.

A copy of the legality opinion delivered by Buchanan Ingersoll & Rooney PC, counsel to the Company in connection with the issuance of the Notes, is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K is being filed for a purpose of filing the attached documents in connection with the issuance of the Notes as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated November 2, 2012 among Kennametal Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto

4.4	Second Supplemental Indenture dated November 7, 2012 between Kennametal Inc. and U.S. Bank National Association

4.5	Form of 2.650% Note due 2019 (form included in Second Supplemental Indenture being filed herewith as Exhibit 4.4)

5.1	Opinion of Buchanan Ingersoll & Rooney PC

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2012	Kennametal Inc.

	By:	/s/ Martha A. Bailey
Martha A. Bailey Vice President Finance and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated November 2, 2012 among Kennametal Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule 1 thereto

4.4	Second Supplemental Indenture dated November 7, 2012 between Kennametal Inc. and U.S. Bank National Association

4.5	Form of 2.650% Note due 2019 (form included in Second Supplemental Indenture being filed herewith as Exhibit 4.4)

5.1	Opinion of Buchanan Ingersoll & Rooney PC

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)